UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/16/2009

NYFIX, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-02292

Delaware	06-1344888
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

100 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

(646) 525-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 26, 2009, by and among NYSE Technologies, Inc. ("NYSE"), CBR Acquisition Corp. and NYFIX, Inc. ("NYFIX"), NYFIX filed the required notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), on September 11, 2009. On October 16, 2009, NYFIX issued a press release announcing that the waiting period required under the HSR Act was terminated early on October 13, 2009, and also that RiskMetrics Group has recommended that NYFIX's stockholders vote "FOR" the merger. The termination or expiration of the HSR waiting period is one of the closing conditions set forth in the Merger Agreement. The closing of the merger continues to be subject to other conditions, including certain other regulatory approvals, as well as approval by NYFIX's stockholders at a special meeting to be held on November 3, 2009. Although the merger is expected to be completed by the end of the fourth quarter of 2009, there can be no assurance that the transaction will be completed during such timeframe, or at all.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, Inc.

Date: October 16, 2009	By:	/s/ Annemarie Tierney
Annemarie Tierney
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	HSR and RiskMetrics Press Release